UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

The Baldwin Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39095	61-1937225
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607

(Address of principal executive offices) (Zip code)

(Registrant’s telephone number, including area code): (866) 279-0698

Not Applicable

(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BWIN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2025 (the “Closing Date”), The Baldwin Insurance Group Holdings, LLC (formerly known as Baldwin Risk Partners, LLC) (“Baldwin Holdings”), the operating company and direct subsidiary of The Baldwin Insurance Group, Inc. (formerly known as BRP Group, Inc.) (“Baldwin”), as borrower, entered into an amendment to the Credit Agreement (as defined below) (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), certain material subsidiaries of Baldwin Holdings (together with Baldwin Holdings, the “Loan Parties”), as guarantors, and the several banks, financial institutions, institutional investors and other entities party thereto as lenders and letter of credit issuers, pursuant to which that certain Amended and Restated Credit Agreement, dated as of May 24, 2024, among the Loan Parties, the Agent and the several banks, financial institutions, institutional investors and other entities from time to time party thereto as lenders and letter of credit issuers (the “Credit Agreement”), was amended to, among other things, provide for $100 million of incremental term B loans (the loans thereunder, the “New Term Loans”), increasing the aggregate principal amount of Baldwin Holdings’ existing $835.8 million senior secured first lien term loan facility maturing on May 24, 2031 to $935.8 million. The New Term Loans were funded on the Closing Date, and the proceeds of which were used to repay in full all of the Initial Term Loans (as defined in the Credit Agreement) outstanding under the Credit Agreement as of the Closing Date.

The New Term Loans bear interest at term SOFR, plus an applicable margin of 300 bps, with a margin step-down to 275 bps at a first lien net leverage ratio of 4.00x or below. The New Term Loans are otherwise subject to the same terms to which the Initial Term Loans (as defined in the Credit Agreement) were subject under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which will be filed with Baldwin’s next Annual Report on Form 10-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BALDWIN INSURANCE GROUP, INC.

Date:	January 10, 2025	By:	/s/ Bradford L. Hale
			Name:	Bradford L. Hale
			Title:	Chief Financial Officer